UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2026
___________________________
General Mills, Inc.
(Exact name of Registrant as Specified in Its Charter)
___________________________

Delaware	001-01185	41-0274440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard
Minneapolis, Minnesota	55426
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (763) 764-7600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	GIS	New York Stock Exchange
1.500% Notes due 2027	GIS 27	New York Stock Exchange
3.907% Notes due 2029	GIS 29	New York Stock Exchange
3.650% Notes due 2030	GIS 30A	New York Stock Exchange
3.600% Notes due 2032	GIS 32	New York Stock Exchange
3.850% Notes due 2034	GIS 34	New York Stock Exchange
4.750% Series A Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056	GIS 56	New York Stock Exchange
5.250% Series B Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2056	GIS 56A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2026, the Board of Directors (the “Board”) of General Mills, Inc. (the “Company”) elected Dana M. McNabb Chief Operating Officer of the Company effective June 1, 2026. The Board also elected Ms. McNabb to the Company’s Board effective June 1, 2026. A copy of the press release issued by the Company is furnished with this report as Exhibit 99.

Ms. McNabb, age 50, has served as Group President, North America Retail and North America Pet since June 2025. Ms. McNabb joined General Mills in 1999 and held a variety of marketing roles in Cereal, Snacks, Meals, and New Products before becoming Vice President, Marketing for CPW in 2011 and Vice President, Marketing for the Circle of Champions Business Unit in 2015. She became President, U.S. Cereal Operating Unit in 2016, Group President, Europe & Australia in January 2020, Chief Strategy & Growth Officer in July 2021, and Group President, North America Retail in January 2024.

On May 4, 2026, the Compensation and Talent Committee of the Company’s Board adjusted the current compensation levels for Ms. McNabb to reflect her promotion to Chief Operating Officer of the Company effective June 1, 2026. As Chief Operating Officer, Ms. McNabb will receive a base salary of $1,000,000, an annual cash incentive target of 150% of base salary, and a target long-term annual incentive award of $4,000,000 that consists of a mix of performance share units, restricted stock units, and stock options and will be granted under the Company’s 2022 Stock Compensation Plan and subject to related award agreements. Ms. McNabb will not receive any compensation for serving on the Company’s Board.

There are no family relationships between Ms. McNabb and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between Ms. McNabb and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 4, 2026, the Compensation and Talent Committee of the Company’s Board also approved the following awards for (i) Kofi A. Bruce, the Company’s Chief Financial Officer, a one-time $3,500,000 Restricted Stock Unit award with 3-year vesting and a grant and stock price determination date of June 5, 2026; and (ii) Jaime Montemayor, the Company’s Chief Digital and Technology Officer, a one-time $2,500,000 Restricted Stock Unit award with 3-year vesting and a grant and stock price determination date of June 5, 2026. Mr. Bruce and Mr. Montemayor will forfeit their awards if they retire before June 5, 2028, but will receive continued pro-rata vesting of their awards if they retire between June 5, 2028 and June 5, 2029. The awards will be granted under the Company’s 2022 Stock Compensation Plan and subject to related award agreements.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

99	Press release of General Mills, Inc. dated May 6, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 6, 2026

GENERAL MILLS, INC.

By:	/s/ Karen Wilson Thissen
Name:	Karen Wilson Thissen
Title:	General Counsel and Secretary